                                                                      Exhibit 99








FINANCIAL STATEMENTS

Blue Mountain Arts (a division of At Home Corporation)
Year ended December 31, 2000 and
six months ended June 30, 2000 and 2001 (Unaudited)

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                              Financial Statements

                        Year ended December 31, 2000 and
               six months ended June 30, 2000 and 2001 (Unaudited)



                                    CONTENTS

Report of Independent Auditors.............................................A-4

Financial Statements

Balance Sheets.............................................................A-5
Statements of Operations...................................................A-6
Statements of  Equity in Division..........................................A-7
Statements of Cash Flows...................................................A-8
Notes to Financial Statements..............................................A-9

                         Report of Independent Auditors


The Board of Directors and Stockholders of
At Home Corporation

We have audited the accompanying balance sheet of Blue Mountain Arts, a division of At Home Corporation, as of December 31, 2000, and the related statements of operations, equity in division, and cash flows for the year then ended. These financial statements are the responsibility of At Home Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Mountain Arts, a division of At Home Corporation, at December 31, 2000 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                                                 /s/ Ernst & Young LLP


September 13, 2001

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                                 Balance Sheets

                                 (In thousands)


                                                                               DECEMBER 31,          JUNE 30,
                                                                                   2000                2001
                                                                            ----------------------------------------
                                                                                                   (Unaudited)

ASSETS
Current assets:
   Accounts receivable, net of allowance of $13 in 2000 and $204 in 2001       $        1,785     $          355
                                                                            ----------------------------------------
Total current assets                                                                    1,785                355

Property, equipment, and improvements, net                                              2,365              1,757
Goodwill and other intangible assets, net                                              31,585             12,332
Other assets                                                                               21                 18
                                                                            ----------------------------------------
Total assets                                                                   $       35,756     $       14,462
                                                                            ========================================

LIABILITIES AND EQUITY IN DIVISION
Current liabilities:
   Accounts payable                                                            $          166     $           74
   Accrued compensation and related expenses                                              549                250
   Deferred revenue                                                                     1,080                199
   Accrued colocation services                                                            228                276
   Other accrued liabilities                                                              424                393
                                                                            ----------------------------------------
Total current liabilities                                                               2,447              1,192

Commitments and contingencies

Equity in division:
   Advances from Excite@Home                                                        1,007,079          1,011,656
   Deferred compensation                                                              (22,394)           (18,195)
   Accumulated deficit                                                               (951,376)          (980,191)
                                                                            ----------------------------------------
Total equity in division                                                               33,309             13,270
                                                                            ----------------------------------------
Total liabilities and equity in division                                       $       35,756     $       14,462
                                                                            ========================================


See accompanying notes.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                            Statements of Operations

                                 (In thousands)


                                                                                         SIX MONTHS ENDED
                                                              YEAR ENDED                    JUNE 30,
                                                              DECEMBER 31,     -------------------------------------
                                                                2000               2000                2001
                                                         -----------------------------------------------------------
                                                                                (Unaudited)         (Unaudited)

Net revenues                                                 $     13,867       $      5,232       $     4,345

Operating costs:
   Cost of services                                                 4,203              2,391             2,136
   Product development and engineering                              4,870              2,266             1,760
   Sales and marketing                                             10,111              3,111             4,795
   General and administrative                                       1,937                886               785
   Amortization of deferred compensation                            8,184              3,985             4,199
   Amortization of goodwill and intangible assets                 240,002            118,933             3,982
   Write-down of goodwill and other intangible assets             684,205                  -            15,503
                                                         -----------------------------------------------------------
Total operating costs                                             953,512            131,572            33,160
                                                         -----------------------------------------------------------
Net loss                                                     $   (939,645)      $   (126,340)      $   (28,815)
                                                         ===========================================================


See accompanying notes.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                        Statements of Equity in Division

                                 (In thousands)


                                                    ADVANCES         DEFERRED       ACCUMULATED     TOTAL EQUITY
                                                FROM Excite@Home   COMPENSATION       DEFICIT        IN DIVISION
                                                --------------------------------------------------------------------

Balances at December 31, 1999                      $ 1,001,635       $ (30,578)     $  (11,731)      $  959,326
   Cash investment by Excite@Home to fund
     operations                                          5,444               -               -            5,444
   Amortization of deferred compensation                     -           8,184               -            8,184
   Net loss                                                  -               -        (939,645)        (939,645)
                                                --------------------------------------------------------------------
Balances at December 31, 2000                        1,007,079         (22,394)       (951,376)          33,309
   Cash investment by Excite@Home to fund
     operations (unaudited)                              4,577               -               -            4,577
   Amortization of deferred compensation
     (unaudited)                                             -           4,199               -            4,199
   Net loss (unaudited)                                      -               -         (28,815)         (28,815)
                                                --------------------------------------------------------------------
Balances at June 30, 2001 (unaudited)              $ 1,011,656       $ (18,195)     $ (980,191)      $   13,270
                                                ====================================================================


See accompanying notes.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                            Statements of Cash Flows

                                 (In thousands)


                                                                     YEAR ENDED      SIX MONTHS ENDED JUNE 30,
                                                                    DECEMBER 31, -----------------------------------
                                                                        2000           2000             2001
                                                                 ---------------------------------------------------
                                                                                    (Unaudited)      (Unaudited)

OPERATING ACTIVITIES
Net loss                                                             $(939,645)      $(126,340)        $(28,815)
   Adjustments to reconcile net loss to cash used in operating activities:
     Depreciation                                                        1,464             744              709
     Amortization of deferred compensation                               8,184           3,985            4,199
     Amortization of goodwill and other intangible assets              240,002         118,933            3,982
     Impairment write-down of goodwill and acquired intangible
       assets                                                          684,205               -           15,503
     Changes in assets and liabilities:
       Accounts receivable                                                (548)             82            1,430
       Other assets                                                         81              47                3
       Accounts payable                                                    (14)            139              (92)
       Accrued compensation and related expenses                           269              77             (299)
       Accrued colocation services                                         228               -               48
       Other accrued liabilities                                          (157)            (14)             (31)
       Deferred revenues                                                 1,080             174             (881)
                                                                 ---------------------------------------------------
Cash used in operating activities                                       (4,851)         (2,173)          (4,244)
                                                                 ---------------------------------------------------

INVESTING ACTIVITIES
Sales and maturities of short-term investments                             257             257                -
Purchases of property, equipment, and improvements                        (178)           (107)            (101)
Capitalized software development costs                                    (794)              -             (232)
                                                                 ---------------------------------------------------
Cash provided by (used in) investing activities                           (715)            150             (333)
                                                                 ---------------------------------------------------

FINANCING ACTIVITIES
Proceeds from cash investments by Excite@Home                            5,444           1,901            4,577
                                                                 ---------------------------------------------------
Cash provided by financing activities                                    5,444           1,901            4,577
                                                                 ---------------------------------------------------
Net decrease in cash and cash equivalents                                 (122)           (122)               -
Cash and cash equivalents, beginning of period                             122             122                -
                                                                 ---------------------------------------------------
Cash and cash equivalents, end of period                             $       -       $       -        $       -
                                                                 ===================================================


See accompanying notes.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                          Notes to Financial Statements

                                December 31, 2000


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


THE COMPANY

Blue Mountain Arts (Bluemountain), a division of At Home Corporation or Excite@Home (Excite@Home), is a provider of free online greeting cards. Bluemountain also offers users the ability to purchase gifts from national merchants to send along with electronic greeting cards.

Excite@Home acquired Bluemountain on December 13, 1999 in a transaction accounted for as a purchase. Bluemountain has since operated within the Media/Advertising business segment of Excite@Home. Excite@Home's total purchase consideration for Bluemountain amounted to $1,000.7 million based on a cash payment of $350 million, the issuance of Series A nonvoting preferred stock convertible into approximately 0.7 million shares of Excite@Home's Series A common stock with a fair value of $418.2 million, 3.5 million shares of Series A common stock with a fair value of $149.4 million, stock options to acquire 3.6 million shares of Excite@Home's Series A common stock with a fair value of $76.1 million, and $7 million of direct acquisition costs consisting primarily of investment banking and legal fees.

The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Cash                                                         $       611
Accounts receivable and other assets                               1,204
Property and equipment                                             3,577
Purchased technology                                                 800
Other identified intangible assets                                27,000
Goodwill                                                         938,585
Deferred compensation                                             30,922
Liabilities assumed                                               (1,986)
                                                           ----------------
Total purchase consideration                                  $1,000,713
                                                           ================

On September 12, 2001, American Greetings Corporation acquired Bluemountain from Excite@Home for $35 million in cash in a transaction accounted for as a purchase.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


BASIS OF PRESENTATION

The accompanying financial statements have been derived from Excite@Home's consolidated historical financial statements and reflect the "carve out" financial position, results of operations, and cash flows of Bluemountain for the periods presented. The financial statements for Bluemountain include allocations from Excite@Home of certain expenses totaling $7.9 million, $2.2 million (unaudited), and $3.3 million (unaudited) for the year ended December 31, 2000 and the six months ended June 30, 2000 and 2001, respectively. Excite@Home provides various administrative services to Bluemountain including sales and account management, marketing and business development, and corporate general and administrative costs. These expense allocations have been determined on the basis that the expenses were a reasonable reflection of the services provided to Bluemountain or the benefit received by Bluemountain. It is Excite@Home's policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated to Bluemountain on the basis of their respective annual sales and/or headcount. In the opinion of management, this method of allocation is reasonable.

The financial information included herein does not necessarily reflect the financial position and results of operations of Bluemountain had the business unit been a separate, stand-alone entity for the periods presented, and may not be indicative of future operations or financial position.


UNAUDITED INTERIM RESULTS

The accompanying interim financial statements and related disclosures for the six-month periods ended June 30, 2000 and 2001 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include normal recurring adjustments and an impairment write-down of goodwill and other intangible assets of $15.5 million (unaudited) for the six months ended June 30, 2001, necessary to present fairly the financial statements for the six-month periods ended June 30, 2000 and 2001. The results for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the full year ended December 31, 2001.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CASH MANAGEMENT

During the year ended December 31, 2000 and the six months ended June 30, 2001, Excite@Home provided cash management services to Bluemountain through a centralized treasury system with the associated transactions recorded via intercompany accounts. During these periods, Bluemountain did not maintain cash balances and no interest was charged by Exite@Home. Advances from Excite@Home has been classified in equity in division in the accompanying balance sheet.


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.


REVENUE RECOGNITION

Bluemountain records revenues in accordance with the Securities and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition" (SAB 101). Bluemountain recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, fees are fixed and determinable, and collectibility is reasonably assured. For contracts with multiple elements, Bluemountain allocates the contract value to each element based on its fair value and recognizes revenue as each element is delivered.

Bluemountain revenues include online advertising revenue derived from short-term advertising contracts in which they guarantee a minimum number of impressions (a view of an advertisement by a consumer) for a fixed fee. Bluemountain also enters into a number of longer-term advertising and sponsorship agreements. Under these agreements, which range from one month to two years, Bluemountain earns fees for generating impressions, which in some instances are guaranteed. Bluemountain generally recognizes advertising revenue on a straight-line basis over the term of the agreements, provided that they do not have any significant remaining obligations such as impression guarantees and collection of the resulting receivable is probable. To the extent that impression deliveries do not meet the guarantees, Bluemountain defers recognition of the corresponding revenue until impressions are delivered.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


REVENUE RECOGNITION (CONTINUED)

Revenue from barter transactions involving the exchange of advertising for online advertising was $1.2 million for the year ended December 31, 2000, $0.1 million (unaudited) for the six months ended June 30, 2000, and $1.1 million (unaudited) for the six months ended June 30, 2001. Revenue from these exchanges is recorded at the lower of the fair value of the advertising delivered or the advertising received. In accordance with Emerging Issues Task Force (EITF) Issue No. 99-17, "Accounting for Advertising Barter Transactions," effective January 20, 2000, the fair value of advertising delivered is based on similar advertising transactions for which Bluemountain received cash during the six months prior to the advertising barter transactions. Advertising barter transactions generally result in the recognition of equivalent amounts of revenue and expense.


PROPERTY, EQUIPMENT, AND IMPROVEMENTS

Property, equipment, and improvements are stated at cost. Depreciation is computed using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.


INTANGIBLE ASSETS

Intangible assets consist of purchased technology, acquired workforce, acquired brand name and content, and goodwill related to the acquisition of Bluemountain by Excite@Home in December 1999. Amortization of goodwill and intangible assets are provided on the straight-line basis over the estimated useful lives of the assets, which range from three to four years.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


INTANGIBLE ASSETS (CONTINUED)

Bluemountain records impairment losses or write-downs on intangible assets when events and circumstances indicate that an impairment assessment should be performed and that assessment indicates that there is an impairment. Events and circumstances that would trigger an impairment assessment include a significant decrease in the market value of an asset, a significant change in the manner or extent that an asset is used including a decision to abandon acquired products, services, or technologies, a significant adverse change in operations or business climate affecting the asset, and historical operating or cash flow losses expected to continue for the foreseeable future associated with the asset. An asset is considered impaired when the undiscounted cash flows projected to be generated from the asset over its remaining useful life is less than the recorded amount of that asset. Impairment losses are measured based on the difference between the asset's fair value and carrying amount and are recorded as impairment write-downs in the statement of operations in the period that an indicator of impairment arises. Measurement of fair value is based on estimated expected future cash flows, including terminal value cash flows expected to result from the disposition of the asset at the end of its useful life, discounted at Bluemountain's weighted-average cost of capital. Weighted-average cost of capital is based on historical risk premiums required by investors for companies of Bluemountain's size, industry, and capital structure and includes risk factors specific to Bluemountain. In some instances, the measurement of fair value includes a factor, if appropriate, for market comparables, representing Bluemountain's estimate of the value that a buyer is willing to pay for similar assets in terms of products and services, customer base, risks, and earnings capabilities.


STOCK-BASED COMPENSATION

Bluemountain accounts for stock-based awards to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and have adopted the disclosure-only alternative of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

Deferred compensation resulting from the assumption of employee stock options of Bluemountain by Excite@Home in December 1999 is being amortized on a straight-line basis over the vesting term of the awards.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


ADVERTISING COSTS

All advertising costs are expensed as incurred. Advertising costs, which are included in sales and marketing expenses, were $3.1 million for the year ended December 31, 2000, $0.4 million for the six months ended June 30, 2000 (unaudited), and $0.6 million for the six months ended June 30, 2001 (unaudited).


INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, the liability method is used in accounting for income taxes, whereby deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.


SEGMENT INFORMATION

Bluemountain operates in one business segment comprised of Media and Advertising, based on how management organizes, manages, and internally reports revenues. Bluemountain's revenues were derived predominantly from customers located in the United States during the year ended December 31, 2000 and the six-month periods ended June 30, 2000 and 2001 (unaudited). All significant assets are located in the United States.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


SOFTWARE DEVELOPMENT COSTS

Costs of software developed internally for use in Bluemountain's operations are accounted for under the American Institute of Certified Public Accountants' Statement of Position (SOP) No. 98-1, "Internal Use Software" (SOP 98-1). In May 2000, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-2, "Accounting for the Web Site Development Costs" and Bluemountain adopted this consensus on July 1, 2000. This consensus requires that entities treat most Web site development as internal use software under SOP 98-1. Under these accounting pronouncements, costs of research, including predevelopment efforts related to determining technological or product alternatives, and costs incurred for training and maintenance are expensed. Software and Web site development costs, which include direct costs such as labor and contractors, are capitalized when it is probable that the project will be completed and the software will be used as intended. Costs incurred for upgrades and enhancements to software or Web sites are capitalized when such efforts result in additional functionality. Capitalized software costs and Web site costs are amortized to expense over the estimated useful life of the software, which range from one to three years. Costs capitalized under SOP 98-1 were $794,000 during the year ended December 31, 2000 and $232,000 during the six months ended June 30, 2001 (unaudited). Amortization of capitalized costs was $134,000 during the six months ended June 30, 2001 (unaudited) and was not significant during the year ended December 31, 2000.


COMPREHENSIVE LOSS

Comprehensive loss is comprised of net loss and other comprehensive income. Other comprehensive income includes certain changes in equity that are excluded from net income. To date, Bluemountain has not had any significant transactions that are required to be reported in comprehensive loss other than the Company's net loss.


EFFECT OF NEW ACCOUNTING STANDARDS

In December 1999, the SEC issued SAB 101, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. SAB 101 outlines the basic criteria that must be met in order to recognize revenue and provides guidance for disclosures related to revenue recognition policies. In October 2000, the SEC issued additional written guidance to further supplement SAB 101. The adoption of SAB 101 in 2000 did not have a material impact on Bluemountain's financial position and results of operations.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


EFFECT OF NEW ACCOUNTING STANDARDS (CONTINUED)

In March 2000, the Financial Accounting Standards Board (FASB) issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44). FIN 44 clarifies the application of APB 25 for certain issues relating to stock compensation such as criteria for determining when a plan is noncompensatory, the accounting consequences of modifications to the terms of a fixed award, and the accounting for stock compensation related to business combinations, among others, and is effective July 1, 2000. The adoption of FIN 44 did not have a material impact on Bluemountain's financial position or results of operations.

On June 29, 2001, the FASB issued SFAS No. 141, "Business Combinations" (SFAS
141), and SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). SFAS 141 and SFAS 142 significantly change the accounting for goodwill acquired in a purchase business combination. Under the new rules, goodwill acquired prior to June 30, 2001 will no longer be amortized after December 31, 2001, and will be reviewed for impairment, using a complex methodology different from the original proposal, when an event occurs indicating the potential for impairment. The nonamortization approach applies to previously recorded goodwill as well as goodwill arising from acquisitions completed after the application of SFAS 141 and SFAS 142. Bluemountain has not yet determined what impact, if any, the adoption of SFAS 142 will have on the carrying value or classification of its remaining acquired intangible assets.


2. IMPAIRMENT WRITE-DOWN OF GOODWILL AND OTHER ACQUIRED INTANGIBLE ASSETS

In December 2000, Bluemountain identified indicators of possible impairment of its long-lived assets (principally, goodwill and other acquired intangible assets). The impairment indicators included continued deterioration in the business climate of, and reduced levels of venture capital funding activity for, Internet advertising and other Internet-based companies, continued significant declines in the market values of its competitors in the Internet advertising industry, and recent changes made to its operating and cash flow forecasts.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


2. IMPAIRMENT WRITE-DOWN OF GOODWILL AND OTHER ACQUIRED INTANGIBLE ASSETS (CONTINUED)

With the assistance of independent valuation experts, Bluemountain performed asset impairment tests as of December 31, 2000, by comparing the expected undiscounted cash flows for a five-year period, plus a terminal value for future cash flows, to the carrying amount of the goodwill and other intangible assets. Bluemountain determined that the carrying amount of property and equipment and other tangible assets was not significant to be tested for impairment. Based on the results of these tests, Bluemountain determined that goodwill and other intangible assets initially recorded in connection with the acquisition of Bluemountain by Excite@Home were impaired. Fair value of the impaired long-lived assets was determined using the discounted cash flow method and the market comparison method. A write-down of goodwill totaling $684.2 million was recorded during the fourth quarter of 2000, reflecting the amount by which the carrying amount of the assets exceeded their respective fair values. In March 2001, Bluemountain identified further indicators of impairment of its goodwill and other acquired intangible assets and recorded an additional write-down of $15.5 million (unaudited), consisting of $9.6 million for goodwill and $5.9 million for other acquired intangible assets.

Goodwill and other intangible assets consists of the following (in thousands):

                                                  DECEMBER 31,     JUNE 30,
                                                      2000           2001
                                               --------------------------------
                                                                  (Unaudited)

Goodwill                                         $    938,585    $    254,380
Write-down of goodwill                               (684,205)         (9,596)
                                               --------------------------------
Adjusted basis                                        254,380         244,784
Less accumulated amortization                        (243,912)       (244,784)
                                               --------------------------------
Goodwill, net                                          10,468               -
                                               --------------------------------
Acquired identifiable intangible assets                27,800          27,800
Capitalized software development costs                    794           1,026
Write-down of intangible assets                             -          (5,907)
                                               --------------------------------
Adjusted basis                                         28,594          22,919
Less accumulated amortization                          (7,477)        (10,587)
                                               --------------------------------
Other intangible assets, net                           21,117          12,332
                                               --------------------------------
Goodwill and other intangible assets, net        $     31,585    $     12,332
                                               ================================

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


3. PROPERTY, EQUIPMENT, AND IMPROVEMENTS

The components of property, equipment, and improvements were as follows (in thousands):

                                                         DECEMBER 31,           JUNE 30,          ESTIMATED
                                                             2000                 2001           USEFUL LIVES
                                                     ------------------------------------------------------------
                                                                              (Unaudited)

Computer equipment and software                              $4,484             $4,605            3 to 4 years
   Furniture and fixtures                                       213                213              5 years
                                                                                               Shorter of 7 years
   Leasehold improvements                                        20                  -         or the lease term
                                                     ----------------------------------------
   Total property, equipment, and improvements                4,717              4,818
   Less accumulated depreciation and amortization            (2,352)            (3,061)
                                                     ----------------------------------------
Net property, equipment, and improvements                    $2,365             $1,757
                                                     ========================================


4. CONCENTRATION OF CREDIT RISK

Bluemountain's concentration of credit risk consists primarily of trade accounts receivable. Ongoing credit evaluations of corporate customers and other counterparties are performed to limit credit risk. While trade accounts receivable generally do not require collateral, reserves are maintained for potential credit losses. Credit losses to date have been within management's expectations.

The carrying amounts reported in the balance sheets for accounts receivable, which are presented net of reserves, approximate their fair value as of December 31, 2000. Three customers comprised 21%, 14%, and 11% of accounts receivable as of December 31, 2000. Three customers comprised 31%, 28%, and 17% of accounts receivable as of June 30, 2001 (unaudited). No other customer comprised over 10% of accounts receivable at December 31, 2000 or June 30, 2001 (unaudited).

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


4. CONCENTRATION OF CREDIT RISK (CONTINUED)

Two customers accounted for 19% and 15% of total revenues for the year ended December 31, 2000. Three customers accounted for 24%, 14%, and 13% of total revenues for the six months ended June 30, 2001 (unaudited). Two customers accounted for 41% and 27% of total revenues for the six months ended June 30, 2000 (unaudited). No other single customer accounted for more than 10% of total revenues for the year ended December 31, 2000 or for the six-month periods ended June 30, 2001 and 2000 (unaudited).


5. COMMITMENTS AND CONTINGENCIES

Bluemountain leases certain office facilities under noncancelable operating leases that expire at various dates through 2002, and which require Bluemountain to pay operating costs, including property taxes, insurance, and maintenance. These facility leases generally contain renewal options and provisions adjusting the lease payments based upon changes in the consumer price index and increases in real estate taxes and operating expenses or in fixed increments. Rent expense is recorded on a straight-line basis over the terms of the leases. Facility rent expense amounted to approximately $280,000 for the year ended December 31, 2000.

Future minimum lease payments under noncancelable operating leases having original terms in excess of one year were as follows as of December 31, 2000:

                                                 OPERATING
                                                  LEASES
                                            -------------------
Year ending December 31:
   2001                                           $123,000
   2002                                             46,000
   Thereafter                                            -
                                            -------------------
Total minimum lease payments                      $169,000
                                            ===================

Excite@Home is subject to legal proceedings and claims that arise in the normal course of business. Excite@Home believes no proceeding will have a material adverse effect on the financial position or results of operations of Bluemountian.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


6. STOCK OPTION PLANS

The Bluemountain stock option plan (the BM Plan) was assumed by Excite@Home in conjunction with Excite@Home's acquisition of Bluemountain in December 1999. Stock options available for grant under the BM Plan were eliminated at the date of acquisition. Shares issuable under the BM Plan were converted to approximately 3.5 million stock options to purchase shares of Excite@Home's Series A common stock. Options issued under the BM Plan vest at the rate of 12.5% after six months with the remainder vesting ratably over 42 months.

During the year ended December 31, 2000 and the six months ended June 30, 2001, Excite@Home stock options were also issued to Bluemountain employees from various other stock option plans adopted by Excite@Home. These plans authorize incentive stock options to be granted to employees at an exercise price not less than 100% of the fair value at the date of grant as determined by the board of directors. These plans also authorize nonqualified stock options to be issued to nonemployee officers, directors, and consultants at an exercise price of not less than 85% of the fair value at the date of grant. Stock options under these plans generally vest at the rate of 25% after one year and ratably on a monthly basis for three years thereafter. The exercise period of options granted under these plans generally expires in 10 years or 90 days subsequent to the employee's termination, whichever is earlier.

The following summarizes the activity related to Excite@Home stock options issued to Bluemountain employees for the periods indicated:


                                              DECEMBER 31,                        JUNE 30,
                                                 2000                               2001
                                    ----------------------------      ----------------------------------
                                                       WEIGHTED-                           WEIGHTED-
                                                        AVERAGE                             AVERAGE
                                        NUMBER OF      EXERCISE           NUMBER OF        EXERCISE
                                         SHARES          PRICE             SHARES           PRICE
                                    ----------------------------      ----------------------------------

Outstanding at beginning of period       1,310,668       $18.61            1,800,757        $17.66
   Options granted                         616,983       $15.71               18,250         $4.38
   Options exercised                      (126,894)      $18.59                    -           -
                                    -----------------                 ------------------
Outstanding at end of period             1,800,757       $17.66            1,819,007        $17.53
                                    =================                 ==================
Options exercisable at end of
   period                                  675,406       $18.23              883,251        $18.10
                                    =================                 ==================

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


6. STOCK OPTION PLANS (CONTINUED)

The following table summarizes information about Excite@Home stock options outstanding held by Bluemountain employees as of December 31, 2000:


                            OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
                      ------------------------------------------------------------------------------------
                                        WEIGHTED-AVERAGE   WEIGHTED-                        WEIGHTED-
                                            REMAINING       AVERAGE                          AVERAGE
       RANGE OF            NUMBER          CONTRACTUAL     EXERCISE         NUMBER          EXERCISE
   EXERCISE PRICES       OUTSTANDING          LIFE           PRICE        EXERCISABLE         PRICE
----------------------------------------------------------------------------------------------------------
                                          (In years)

     $3.09-$10.13            174,151         9.57            $9.52             13,785         $6.31
    $11.28-$16.56            370,076         9.04           $15.96             99,022        $15.51
    $17.63-$18.59          1,185,376         8.76           $18.55            545,222        $18.58
    $25.13-$45.06             71,154         8.53           $31.67             17,377        $32.06
                      ------------------                                -----------------
     $3.09-$45.06          1,800,757                        $17.66            675,406        $18.23
                      ==================                                =================


PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION PLANS

Pro forma information regarding results of operations is required by SFAS 123. Such pro forma information summarizes our results of operations as if stock-based awards to employees had been accounted for using a valuation method permitted under SFAS 123.

The fair value of stock-based awards granted to Bluemountain employees have been valued using the Black-Scholes option pricing model assuming no expected dividends and the following weighted-average assumptions:

                                                 YEAR ENDED
                                                DECEMBER 31,
                                                    2000
                                                ------------

Expected life of options                          4 years
Expected volatility                                 0.76
Risk-free interest rate                            6.20%

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


6. STOCK OPTION PLANS (CONTINUED)

PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION PLANS
(CONTINUED)

The following summarizes the pro forma results of operations for the periods indicated had Bluemountain accounted for stock-based awards in accordance with SFAS 123 (in thousands):

                                                  YEAR ENDED
                                                 DECEMBER 31,
                                                     2000
                                                 ------------

Net loss as reported                              $  939,645
Pro forma net loss                                $  940,406


The weighted-average fair value of options granted to Bluemountain employees during the year ended December 31, 2000 was $9.33.


7. RETIREMENT PLAN

Excite@Home has a retirement plan under Section 401(k) of the Internal Revenue Code. Under the retirement plan, participating Bluemountain employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. Excite@Home makes contributions to the plan at the discretion of the board of directors. To date, no such contributions have been made.


8. INCOME TAXES

Bluemountain is a business unit within the legal entity At Home Corporation. Bluemountain is included in the consolidated U.S. federal and state income tax returns of Excite@Home. The provision for income taxes has been determined as if Bluemountain had filed separate tax returns as if it was a stand-alone company for the periods presented. Accordingly, the effective tax rate of Bluemountain in future years could vary from its historical financial information. Given that the revenues and expenses of these components of the statements of operations have been prepared on a carve-out basis from Excite@Home, the resulting deferred income tax assets and net operating losses were included in Excite@Home's financial statements.

Provision has been made for income taxes in accordance with SFAS 109.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)

8. INCOME TAXES (CONTINUED)

There was no current tax expense or benefit on federal or state taxes for the year ended December 31, 2000. The provision (benefit) for income taxes for December 31, 2000 are as follows (in thousands):

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   2000
                                                          ---------------------

Current tax expenses (benefits):
   Federal                                                       $(6,084)
   State                                                          (1,060)
Deferred tax expenses                                              1,006
                                                          ---------------------
Subtotal                                                          (6,138)
Valuation allowance                                                6,138
                                                          ---------------------
Total provision                                                  $     -
                                                          =====================

The effective tax rate differs from the prevailing statutory federal tax rate for the year ended December 31, 2000 as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                          ---------------------

Statutory federal tax rate                                       35.00%
State tax rate, net of federal benefit                            0.07%
Goodwill                                                        (34.42%)
Valuation allowance                                              (0.65%)
                                                          ---------------------
Effective tax rate                                                0.00%
                                                          =====================

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


8. INCOME TAXES (CONTINUED)

The components of the income tax assets and liabilities at December 31, 2000 are as follows (in thousands):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                          ---------------------

Deferred tax assets:
   Net operating losses                                       $     6,084
   Accrued costs and expenses                                          73
   Deferred revenue                                                   125
   Deferred compensation                                            7,837
                                                          ---------------------
Total deferred tax assets                                          14,119
Valuation allowance                                               (14,119)
                                                          ---------------------
Net deferred tax assets                                       $         -
                                                          =====================

Realization of deferred tax assets is dependent on future earnings. Bluemountain has a history of losses, therefore, Bluemountain cannot accurately predict the timing of profitability and the use of tax assets to offset current tax payables. Accordingly, a valuation allowance, in an amount equal to the net deferred tax assets as of December 31, 2000, has been established to reflect these uncertainties.

As of December 31, 2000 as a separate entity, Bluemountain would have had net operating loss carryforwards for federal tax purposes of approximately $17.3 million. These carryforwards would expire beginning in the year 2020, if not utilized.

                               Blue Mountain Arts
                       (a division of At Home Corporation)

                    Notes to Financial Statements (continued)


9. RELATED PARTY TRANSACTIONS

Bluemountain is involved in transactions with related parties in the ordinary course of business. These related parties include stockholders and partners with significant investments in Excite@Home common stock and companies in which Excite@Home has significant investments.

Total revenue from related parties was $3.0 million for the year ended December 31, 2000, $2.2 million (unaudited) for the six months ended June 30, 2000, and $0.1 million (unaudited) for the six months ended June 30, 2001.